UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2024

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
169 Inverness Dr W, Suite 300, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2024, the Board of Directors of CSG Systems International, Inc. (“CSG”) approved the grant of a performance-based award (the “Award”) to Brian A. Shepherd, President and Chief Executive Officer, comprised of 74,475 shares of restricted stock (the “Target Shares”), with a grant date value of $4.0 million based on the closing price of CSG common stock on the date of grant, representing a 100% achievement, with a right to earn additional shares representing up to 200% of such Target Shares (the “Overperformance Shares”). The Award has a five-year performance period and vests, to the extent performance goals are achieved, in tranches over three to five years. The Award is intended to ensure leadership continuity and drive long-term value creation for CSG’s shareholders. The stock price thresholds are intended to incentivize sustained stock price performance reflective of transformational results.

The Award vests contingent upon the achievement of predetermined stock price thresholds over a five-year period, subject to time-based service vesting conditions. Tranches 1 and 2 represent the Target Shares and Tranches 3 and 4 represent the Overperformance Shares. The attainment levels and service vesting periods at each threshold are indicated in the following table:

Tranche	Stock Price Threshold	Cumulative Award Shares Eligible to Vest (as a % of the number of Target Shares)	Service Vesting Dates
1	$70	50%	December 10, 2027
2	$75	100%	December 10, 2028
3	$80	150%	December 10, 2029
4	$85	200%	December 10, 2029

The stock price threshold will be deemed achieved as of the date on which the 90 calendar day trailing average per share closing stock price equals or exceeds that stock price threshold. Subject to continued employment with CSG per the terms of the Award, each tranche of the Award will vest on the later of: (i) the achievement of the applicable stock price threshold; or (ii) the applicable service vesting date. Any Target Shares or Overperformance Shares, in each case, that do not vest by December 10, 2029 will be forfeited.

Under the terms of the Award, the Award may vest in full or in part, to the extent that stock price thresholds have been met, upon an involuntary termination of employment (including a constructive termination) following a change in control.

The Award agreement is attached as Exhibit 10.80

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.80	Performance-Based Restricted Stock Award Agreement with Brian A. Shepherd, dated December 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

Date:	December 11, 2024	By:	/s/ Lori J. Szwanek
Lori J. Szwanek Chief Accounting Officer